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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



    Date of Report                                             MARCH 26, 2003
    Date of Earliest Event Reported                            March 25, 2003


                             INVESTORSBANCORP, INC.
             (Exact name of Registrant as specified in its charter)


                                    WISCONSIN
                 (State or other jurisdiction of incorporation)


         0-29400                                        39-1854234
 (Commission File Number)             (I.R.S. Employer Identification Number)



    W239 N1700 BUSSE ROAD, WAUKESHA, WISCONSIN                     53188
         (Address of principal executive offices)                (Zip Code)



                                 (262) 523-1000
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS.

         On March 25, 2003, pursuant to a Subscription Agreement (the "Subscription Agreement") by and among InvestorsBancorp, Inc., a Wisconsin corporation ("INVB"), Tom Evans, not individually but as trustee of the Emily A. Schonath Irrevocable Trust, dated December 31, 1996 (the "EAS Trust"), and Tom Evans, not individually but as trustee of the Sarah E. Schonath Irrevocable Trust, dated December 31, 1996 (the "SES Trust" and collectively with the EAS Trust, the "Trusts"), the Trusts purchased a total of 70,422 shares (the "Shares") of newly issued shares of common stock of INVB, $0.01 par value per share (the "Common Stock"), at a purchase price of $14.20 per Share, or aggregate consideration of approximately $1,000,000. The Trusts subscribed for the Shares in order to satisfy the capitalization condition for INVB's participation in a $5 million private offering of subordinated debt securities through Salomon Smith Barney as placement agent. INVB anticipates using the proceeds of the subordinated debt securities offering to effectuate the cash-out going private merger discussed below.

         On March 25, 2003, INVB and Investors Subsidiary, Inc., a Wisconsin corporation and direct wholly owned subsidiary of INVB ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will be merged (the "Merger") with and into INVB, and INVB will continue as the surviving corporation of the Merger. In the Merger, the shares of common stock of INVB (other than shares held by George Schonath and certain of his affiliates) will be converted into the right to receive $14.20 in cash. Warrants issued by INVB will continue to be outstanding following the Merger and will become obligations of the surviving corporation.

         Consummation of the Merger will result in the INVB common stock ceasing to be listed on the OTC bulletin board and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934. The Merger is subject to receipt of certain regulatory approvals and other customary conditions set forth in the Merger Agreement. The Merger Agreement is included herewith as Exhibit 2.1, and a copy of the press release of INVB with respect to the Merger is included herein as Exhibit 99.1

         The preceding summary of certain provisions of the Agreement and Plan of Merger, a copy of which is filed as an exhibit hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement.

                      FORWARD-LOOKING STATEMENT DISCLOSURE

         This document contains or may contain forward-looking statements about InvestorsBancorp, Inc., Investors Subsidiary, Inc., and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made in connection to the financial condition, results of operations, plans, objectives, future performance and business of InvestorsBancorp, Inc., Investors Subsidiary, Inc., and/or the combined company. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward- looking statements. Factors that might



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cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in Wisconsin, the state in which InvestorsBancorp does business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which InvestorsBancorp is engaged; and (6) changes in the securities markets. Further information on other factors which could effect the financial results of InvestorsBancorp after the merger are included in InvestorsBancorp's filings with the SEC. These documents are available free of charge at the SEC's website at http://www.sec.gov and/or from InvestorsBancorp.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger, dated as of March 25, 2003 by and between InvestorsBancorp, Inc. and Investors Subsidiary, Inc. (omitting schedules and exhibits).

                  99.1 Press Release, dated March 26, 2003, announcing the execution of the Agreement and Plan of Merger.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



March 26, 2003                              INVESTORSBANCORP, INC.



                                            By: /s/ GEORGE R. SCHONATH
                                                -------------------------------
                                                George Schonath
                                                Chief Executive Officer


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